Exhibit 99(a)(35)

ARTICLES SUPPLEMENTARY

TO THE

ARTICLES OF INCORPORATION

OF

TCW FUNDS, INC.

TCW FUNDS, INC. a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940, as amended, having its principal office in the State of Maryland in Baltimore City (hereinafter called the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article Sixth of its Articles of Incorporation, the Board of Directors, has duly classified and reclassified the one hundred and eighty-two billion (182,000,000,000) shares that the Corporation previously was authorized to issue. Of those one hundred and eighty-two billion (182,000,000,000) shares:

(a)	One billion six hundred and sixty seven million (1,667,000,000) shares were classified as TCW Select Equities Fund, Institutional Class (or Class I) shares;

(b)	One billion six hundred and sixty seven million (1,667,000,000) shares were classified as TCW Core Fixed Income Fund, Institutional Class (or Class I) shares;

(c)	One billion six hundred and sixty seven million (1,667,000,000) shares were classified as TCW High Yield Bond Fund, Institutional Class (or Class I) shares;

(d)	One billion six hundred and sixty six million (1,666,000,000) shares were classified as TCW Total Return Bond Fund, Institutional Class (or Class I) shares;

(e)	One billion six hundred and sixty six million (1,666,000,000) shares were classified as TCW Short Term Bond Fund, Institutional Class (or Class I) shares;

(f)	One billion six hundred and sixty six million (1,666,000,000) shares were classified as TCW Small Cap Growth Fund, Institutional Class (or Class I) shares;

(g)	Five billion (5,000,000,000) shares were classified as TCW Money Market Fund, Institutional Class (or Class I) shares;

(h)	Two billion (2,000,000,000) shares were classified as TCW Value Opportunities Fund, Institutional Class (or Class I) shares;

(i)	Two billion (2,000,000,000) shares were classified as TCW Emerging Markets Income Fund, Institutional Class (or Class I) shares;

(j)	One billion six hundred and sixty seven million (1,667,000,000) shares were classified as TCW Select Equities Fund, Investor Class (or Class N) shares;

(k)	One billion six hundred and sixty seven million (1,667,000,000) shares were classified as TCW Core Fixed Income Fund, Investor Class (or Class N) shares;

(l)	One billion six hundred and sixty seven million (1,667,000,000) shares were classified as TCW High Yield Bond Fund, Investor Class (or Class N) shares;

(m)	One billion six hundred and sixty six million (1,666,000,000) shares were classified as TCW Total Return Bond Fund, Investor Class (or Class N) shares;

(n)	One billion six hundred and sixty six million (1,666,000,000) shares were classified as TCW Short Term Bond Fund, Investor Class (or Class N) shares;

(o)	One billion six hundred and sixty six million (1,666,000,000) shares were classified as TCW Small Cap Growth Fund, Investor Class (or Class N) shares;

(p)	Five billion (5,000,000,000) shares were classified as TCW Money Market Fund, Investor Class (or Class N) shares;

(q)	Two billion (2,000,000,000) shares were classified as TCW Value Opportunities Fund, Investor Class (or Class N) shares;

(r)	Two billion (2,000,000,000) shares were classified as TCW Emerging Markets Income Fund, Investor Class (or Class N) shares;

(s)	Two billion (2,000,000,000) shares are classified as TCW Concentrated Value Fund, Institutional Class (or Class I) shares;

(t)	Two billion (2,000,000,000) shares are classified as TCW Concentrated Value Fund, Investor class (or Class N) shares;

(u)	Two billion (2,000,000,000) shares are classified as TCW Relative Value Large Cap Fund, Institutional Class (or Class I) shares;

(v)	Two billion (2,000,000,000) shares are classified as TCW Relative Value Large Cap Fund, Investor Class (or Class N) shares;

(w)	Two billion (2,000,000,000) shares are classified as TCW Relative Value Small Cap Fund, Institutional Class (or Class I) shares;

(x)	Two billion (2,000,000,000) shares are classified as TCW Relative Value Small Cap Fund, Investor Class (or Class N) shares;

(y)	Two billion (2,000,000,000) shares are classified as TCW Dividend Focused Fund, Institutional Class (or Class I) shares;

(z)	Two billion (2,000,000,000) shares are classified as TCW Dividend Focused Fund, Investor Class (or Class N) shares;

(aa)	Four billion (4,000,000,000) shares are classified as TCW Growth Equities Fund, Institutional Class (or Class I) shares; and

(bb)	Four billion (4,000,000,000) shares are classified as TCW Growth Equities Fund, Investor (or Class N) shares.

(cc)	Two billion (2,000,000,000) shares are classified as TCW Large Cap Growth Fund, Institutional Class (or Class I) shares; and

(dd)	Two billion (2,000,000,000) shares are classified as TCW Large Cap Growth Fund, Investor class (or Class N) shares.

(ee)	Two billion (2,000,000,000) shares are classified as TCW Conservative Allocation Fund, Institutional Class (or Class I) shares;

(ff)	Two billion (2,000,000,000) shares are classified as TCW Conservative Allocation Fund, Investor Class (or Class N) shares;

(gg)	Two billion (2,000,000,000) shares are classified as TCW Moderate Allocation Fund, Institutional Class (or Class I) shares;

(hh)	Two billion (2,000,000,000) shares are classified as TCW Moderate Allocation Fund, Investor Class (or Class N) shares;

(ii)	Two billion (2,000,000,000) shares are classified as TCW Aggressive Allocation Fund, Institutional Class (or Class I) shares;

(jj)	Two billion (2,000,000,000) shares are classified as TCW Aggressive Allocation Fund, Investor Class (or Class N) shares.

(kk)	Two billion (2,000,000,000) shares are classified as TCW Growth Fund, Institutional Class (or Class I) shares;

(ll)	Two billion (2,000,000,000) shares are classified as TCW Growth Fund, Investor Class (or Class N) shares;

(mm)	Two billion (2,000,000,000) shares are classified as TCW Emerging Markets Equities Fund, Institutional Class (or Class I) shares;

(nn)	Two billion (2,000,000,000) shares are classified as TCW Emerging Markets Equities Fund, Investor Class (or Class N) shares;

(oo)	Two billion (2,000,000,000) shares are classified as TCW SMID Cap Growth Fund, Institutional Class (or Class I) shares;

(pp)	Two billion (2,000,000,000) shares are classified as TCW SMID Cap Growth Fund, Investor Class (or Class N) shares;

(qq)	Two billion (2,000,000,000) shares are classified as TCW Emerging Markets Local Currency Income Fund, Institutional Class (or Class I) shares;

(rr)	Two billion (2,000,000,000) shares are classified as TCW Emerging Markets Local Currency Income Fund, Investor Class (or Class N) shares;

(ss)	Eighty billion two million (80,002,000,000) shares are unclassified.

SECOND: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article Six of its Articles of Incorporation, the Board of Directors has duly classified four billion (4,000,000,000) shares of the unclassified capital stock of the Corporation as new classes of shares of the capital stock of the Corporation. Of these four billion shares:

a.	Two billion (2,000,000,000) shares are classified as TCW International Small Cap Fund, Institutional Class (or Class I) shares; and

b.	Two billion (2,000,000,000) shares are classified as TCW International Small Cap Fund, Investor Class (or Class N) shares.

THIRD: The Institutional Class (or Class I) capital stock and the Investor Class (or Class N) capital stock of the Corporation represents interests in the same investment portfolio of the Corporation. All shares of each particular class of the Corporation shall represent an equal proportionate interest in that class and each share of any particular class shall be equal to each other share of that class. The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualification and terms and conditions of redemption of the Institutional Class (or Class I) shares and Investor Class (or Class N) shares shall be as set forth in the Corporation’s Articles of Incorporation, as amended, and shall be subject to all provisions of the Articles of Incorporation relating to shares of the Corporation generally.

FOURTH: The Corporation is registered with the Securities and Exchange Commission as an open-end investment company under the 1940 Act.

IN WITNESS WHEREOF, TCW Funds, Inc. has caused these Articles Supplementary to be executed by its President and witnessed by its Secretary on this 15th day of November, 2010. The President of the Corporation acknowledges that the Articles Supplementary are the act of the Corporation, that to best of his knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles Supplementary are true in all material respects, and that this statement is made under the penalties of perjury.

TCW Funds, Inc.

By:	/s/ Charles W. Baldiswieler
Charles W. Baldiswieler
President

ATTEST:	/s/ Philip K. Holl
Philip K. Holl
Secretary